UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas		75206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2011, TransAtlantic Petroleum Ltd. (the “Company”), TransAtlantic Worldwide, Ltd. (“TransAtlantic Worldwide”), a wholly owned subsidiary of the Company, and Valeura Energy Inc. (“VEI”), entered into an Amendment (the “Amendment”) to that certain Letter Agreement (the “Letter Agreement”) dated as of February 9, 2011, by and among the Company, TransAtlantic Worldwide and VEI. The Amendment is effective as of March 18, 2011.

Prior to the Amendment, the Letter Agreement provided that: (i) the parties agreed to negotiate in good faith the terms of certain definitive agreements, including agreements to transfer 61.54% of the shares (the “PTI Shares”) of Pinnacle Turkey, Inc. (“PTI”) and certain interests from PTI and Thrace Basin Natural Gas Turkiye Corporation in certain exploration licenses and production leases on properties in the Thrace Basin and Gaziantep areas of Turkey, together with associated assets (collectively, the “Assets”), no later than March 18, 2011 and (ii) until March 18, 2011, the Company and TransAtlantic Worldwide will not, subject to certain exceptions, directly or indirectly discuss, negotiate with, solicit, initiate or encourage any inquiries, proposals or offers from any person relating directly or indirectly to the acquisition of the PTI Shares or the Assets. The Amendment extends the compliance date for these provisions from March 18, 2011 to April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2011

TRANSATLANTIC PETROLEUM LTD.

	By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary